Exhibit 14.2

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                           NewMarket Technology, INC.

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of NewMarket Technology, Inc. (the "Company"). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its web site at www.newmarkettechnology.com.

Role of the Audit Committee

The Committee's primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on Independence Standards Board Standard No. 1); and

Third,  the  Committee   oversees   management's   implementation  of  effective
accounting controls, and reviews recommendations of the Company's internal auditing program.

Composition of the Audit Committee

1. The Audit Committee shall consist of at least two Board members, all of whom meet the requirements for independence under the SEC rules and American Stock Exchange listing standards.

2. Prospective members shall be recommended by the Nominating and Governance Committee, if one exists, and shall be appointed by the Board. One member shall be designated by the Board as the Committee Chair;

3. All members shall be financially literate, as determined by the Board in its business judgment, or shall become so in a reasonable period of time after appointment; and

4. At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board in its business judgment, and shall be a "Financial Expert," as defined by the SEC.




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Meetings

The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may have in attendance at meetings members of management, consultants, or others it deems necessary in order to provide the information necessary to carry out its duties. The Committee will also meet periodically in executive session without members of management present.

Committee Duties and Responsibilities

The Committee shall have the following duties, responsibilities and powers:

1. With respect to the independent accountant, the Audit Committee shall:

     (a) have the sole authority to appointment or to replace the independent accountant (subject to stockholder ratification), and shall be directly responsible for the compensation and oversight of the work of the independent registered public accountant engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent accountant shall report directly to the Audit Committee. The Audit Committee shall also be responsible for the resolution of disagreements, if any, between management and the independent accountant regarding financial reporting.

     (b) pre-approve all audit and permitted non-audit services, including engagement fees and terms of such services, to be performed for the Company by its independent accountant. The Audit Committee may delegate the authority to pre-approve services to a subcommittee consisting of one or more members of the Audit Committee. To the extent deemed necessary, the Audit Committee may establish policies and procedures for the pre-approval of all permitted non-audit services to be provided by the independent accountant.

     (c) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     (d) have the authority to retain independent outside legal, accounting or other advisors, to the extent that it deems necessary to carry out its duties.

     (e) determine the appropriate amount of funding to be provided by the Company to the Audit Committee, for payment of compensation to (i) the independent accountant engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company; and (ii) any advisors retained by the Audit Committee.

     (f) Meet regularly with the independent accountant. Meet separately on a periodic basis with management, the internal auditors and the independent accountant. Provide an opportunity for the independent accountant to meet with the Board when necessary and appropriate;




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     (g) Confirm and assure the independent accountant's independence by:

          (i) Reviewing the independent accountant's annual written statement delineating all relationships between the independent accountant and the Company;

          (ii) Monitoring, pre-approving and, if appropriate, limiting fees paid
          to  the   independent   accountant   for  audit   services,   internal
          control-related services, and other non-audit services;

          (iii) Discussing with the independent accountant any relationships or services that may affect the independent accountant's objectivity or independence;

          (iv) Verifying that the independent accountant has complied with requirements regarding the rotation of lead audit partners; and

          (v) Confirming and assuring no attempts have been made to improperly influence the performance of the independent accountant's audit functions.

     (h) Review and approve the annual audit plan and the audit reports of the independent accountant;

     (i) Obtain and review, at least annually, the independent accountant's report describing: the independent accountant's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountant; any steps taken to deal with the issues; and all relationships between the independent accountant and the Company; and

     (j) Set policies regulating the hiring of employees and former employees of the independent accountants.

2. With respect to the internal accountant the Committee shall:

Review periodically internal audit activities, staffing, and budget, to assure the appropriate level of resources is available.

3. With respect to the Company's financial disclosures, the Committee shall:

     (a) review all related party transactions on an ongoing basis;

     (b) Review with management and the independent accountant:

          -  Significant  financial  reporting  issues  and  judgments  made  in
          connection  with  the   preparation  of  the  Company's   consolidated
          financial statements;




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          - Significant issues regarding the Company's  accounting and reporting principles and practices, including critical accounting policies;

          - Significant changes or developments in accounting and reporting principles and practices;

          - the results of the audit, including a review of any audit problems or difficulties encountered by the independent accountant in the course of the audit work, any restrictions on the scope of its activities or access to required personnel or information, and any disagreements with management;

          - any significant changes required in the scope of the independent accountant's audit; and

          - principles of accounting proposed or promulgated by regulatory accounting authorities;

     (c)  Review  legal  matters  that  may  have  a  material   impact  on  the
consolidated financial statements with the Company's management

     (d) Review the annual audited and quarterly reviewed consolidated financial statements, including "Management's Discussion and Analysis" or "Plan of Operation" with management and the independent accountant prior to the Company's filing of the related Annual Report on Form 10-KSB (or Form 10-K) and Quarterly Reports on Form 10-QSB (or Form 10-QSB), respectively, with the SEC;

     (e) Recommend to the Board whether the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB prior to its filing;

     (f) Review the Annual Report on Form 10-KSB and the Quarterly Reports on Form 10-QSB prior to their filing.

Oversight Role:

The Company's financial statements are the responsibility of management. The independent accountant's responsibility is to plan and perform its audit to obtain reasonable assurance that the financial statements present fairly, in all material respects, the Company's financial position, results of operations and cash flows. The Company's internal audit function is responsible for providing an independent, objective appraisal of the Company's business activities to support management in its responsibilities to conduct operations in an environment of effective internal control, and in its assertion of the effectiveness of these internal controls for regulatory reporting purposes. The Committee's responsibility shall be to oversee these activities and the other matters outlined in this Charter.




















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